EMPLOYMENT AGREEMENT WITH JACQUES S. MOSKOVIC


Parties:

FAIRCHILD FRANCE, INC. ("Fairchild France") and JACQUES S. MOSKOVIC. All references to "you" shall mean Jacques S. Moskovic.


Position:

Your position will be Commercial Manager, reporting directly to the Chief
 Operating
Officer of The Fairchild Corporation ("Fairchild").


Compensation:

Your base salary ("base salary") will be at a rate not less than $90,000 per year,
payable bi-weekly in accordance with Fairchild's usual payroll policies.

Your base salary will be reviewed annually by Fairchild France, and adjustments, if any, to your base salary will be at the discretion of the Board of Directors of
Fairchild France.


Other Benefits:

You will be eligible to participate in all Fairchild France employee benefit plans.
You shall pay the portion of French social costs and taxes required to be paid by
the employee. Fairchild France shall pay the portion required to be paid by the employee.

Term:

The initial term of your employment shall commence as of January 15, 1995.


Termination:

If your employment shall be terminated, for any reason other than Cause (as defined below), you shall be entitled to receive as severance the standard and customary severance package paid by Fairchild France to senior officers employed for a similar time period as you were employed by Fairchild France.


Duties:

As Commercial Manager of Fairchild France, you shall perform such reasonable duties with respect to Fairchild France as you shall be directed to perform by the
Chief Operating Officer of Fairchild, the Board of Directors of Fairchild
 France and
the Board of Directors of Fairchild.  Your duties will include, without limitation,
making business decisions within the limits of the corporate purpose of
 Fairchild
France, representing Fairchild France before any applicable governmental office and hiring and discharging the necessary personnel.


Confidentiality:

You shall enter into a Confidentiality Agreement and an Agreement to Assign to Fairchild inventions and designs, whether patentable or not, conceived or improved
by you during the Initial Term or during any extension thereof.


Cause:

Your employment may be terminated at any time for Cause, which shall include (i) conduct, at any time, which has involved criminal dishonesty, conviction of any felony, or conviction of any lesser crime or offense involving the property of Fairchild, or any of its affiliates, significant conflict of interest, serious impropriety,
or breach of corporate duty, misappropriation of any money or other assets or properties of Fairchild, or that of its subsidiaries or affiliates, (ii) willful violation of
specific and lawful directions form the Fairchild's CEO or its Board of
 Directors,
failure or refusal to perform services customarily performed by a person in your office, or as otherwise as specifically required by agreement, or willful misconduct
or gross negligence in connection with the performance of your duties, (iii)
 chronic
alcoholism or drug addiction, and (iv) any other acts or conduct inconsistent with
the standards of loyalty, integrity or care reasonably required by Fairchild of its
senior management.


Location:

You understand that your obligations under this employment arrangement will require you to live in or spend considerable time in France.
Conflicting


Arrangements:

You represent and warrant to Fairchild that there is no agreement to which you are
a party or under which you are bound which would prohibit your employment by Fairchild, or which would in any other manner interfere with the performance by you of your duties for Fairchild, its affiliates and subsidiaries.


Governing Law:

Our understandings shall be governed by the laws of France, exclusive of its choice of law provisions.


Binding Effect:

This Agreement supersedes all prior negotiations and represents the entire Agreement of the parties, and our signatures hereon will bind us hereto. This Agreement binds and inures to the benefit of Fairchild, its successors and assigns.


Accepted:                       Accepted:

                                FAIRCHILD FRANCE, INC.
Jacques S. Moskovic             John L. Flynn
                                Vice President

Dated:September 24, 1994        Dated:September 24, 1994